EXHIBIT 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13G with respect to the Shares of INTERPRIVATE III FINANCIAL PARTNERS INC. dated as of December 31, 2023 is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the previsions of Rule13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: January 26, 2024	magnetar financial llc

By: Magnetar Capital Partners LP, its Sole Member

By:	/s/ Hayley A. Stein
Name:	Hayley A. Stein
Title:	Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: January 26, 2024	magnetar capital partners LP

By: Supernova Management LLC, its General Partner

By:	/s/ Hayley A. Stein

Name:	Hayley A. Stein
Title:	Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: January 26, 2024	supernova management llc

By:	/s/ Hayley A. Stein
Name:	Hayley A. Stein
Title:	Attorney-in-fact for David J. Snyderman, Manager

Date: January 26, 2024	DAVID J. SNYDERMAN

By:	/s/ Hayley A. Stein
Name:	Hayley A. Stein
Title:	Attorney-in-fact for David J. Snyderman